Exhibit 4.45

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

Underwriting Agreement of Mandatory Convertible Bonds into Ordinary Participation Certificates, Representing Shares of Stock of CEMEX, S.A.B. de C.V., dated as of December 3, 2009 (hereinafter referred to as the “Agreement”) executed by and between CEMEX, S.A.B. de C.V. as issuer of the bonds (hereinafter referred to as the “Issuer” or “CEMEX”), represented by Mr. Humberto Javier Moreira Rodríguez; and on the other hand, Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander (hereinafter referred to as “Santander”), represented by Messrs. Octaviano Carlos Couttolenc Mestre and Gerardo Manuel Freire Alvarado; HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC (hereinafter referred to as “HSBC”) represented by Mr. Fernando Pérez Saldívar; Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex (hereinafter referred to as “Accival”) represented by Mr. Ignacio Gómez-Daza Alarcón; Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer represented by Messrs. Ruy Halffter Marcet and Gonzalo Manuel Mañon Suárez (hereinafter referred to as “BBVA Bancomer” and together with Santander, Accival y HSBC, the “Underwriters”), in accordance with the following Statements and Clauses:

WITNESSETH:

I. the Issuer states, by means of its legal representative, as of the date of this Agreement and as of the Date of the Offer (as defined below), that:

a)

Is a sociedad anónima bursátil de capital variable, duly formed in accordance with the laws of the United Mexican States (“Mexico”), further to public deed number 94 as of May 28, 1920, issued by Mr. Carlos Lozano, Notary Public Number 34 of Monterrey, Nuevo Leon, recorded in the Public Registry of Property and Commerce of the city of Monterrey, Nuevo Leon, as of June 11, 1920, under number 21, pages 157 through 186, volume 16, book 3, Second Auxiliary, Commerce Section;

b)

The execution and delivery of this Agreement and the performance by the Issuer of its obligations under this Agreement, the issuance of the Bonds (as such term is defined in the Prospectus), and the performance by the Issuer of its obligations with respect to such Bonds, is allowed by its by-laws and does not contravene such by-

laws, nor any law or contractual provision binding upon or affecting the Issuer, that may have a material adverse effect on the Issuer, and its corporate purpose does contemplates, in general, obtaining debt, the issuance of negotiable instruments (including the Bonds) and the performance of its obligations in accordance with such terms;

c)

The Issuer has obtained all the necessary internal authorizations for the execution and delivery of this Agreement, and the performance by the Issuer of its obligations under this Agreement, and for the performance of the obligations with respect to the Bonds; and this Agreement and the Bonds constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer under their terms, provided, however, that such enforcement may be affected in the event of a concurso mercantil or bankruptcy of the Issuer, as provided by Mexican Bankruptcy Law (Ley de Concursos Mercantiles);

d)

Do not require the authorization or approval of any authority to execute and deliver this Agreement, with respect to the Public Offer (as such term is defined herein), for the issuance of the Bonds or for the performance by the Issuer of its obligations under this Agreement or the Bonds (except for the approvals described in paragraph I(f), and the necessary approvals to performs the actions referred to in paragraph I(g) below);

e)

Except as provided for in the Prospectus (as such term is defined herein), the Issuer is not a party at the present time in any material litigation proceeding, and does not have knowledge of any litigation against the Issuer, as a consequence of summons received, in both cases for amounts that are material or their outcome may have a material adverse effect on the consolidated financial position of the Issuer, or on its capacity to comply with its obligations with respect to this Agreement or with respect to the Bonds;

f)

has obtained the approval of the Mexican National Banking and Securities Commission (the Comisión Nacional Bancaria y de Valores, or “CNBV”) for the issuance of Bonds and their exchange for debt notes (the “Debt Notes”) which were previously issued by the Issuer as described in the Prospectus, in accordance with Approval Letter Number 153/79167/2009 dated as of November 11, 2009 (the “CNBV Approval”);

g)

has obtained the favorable opinion issued by the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V. or “BMV”) for the listing of the Bonds in the BMV (the “BMV Approval”, and together with the CNBV Approval, the “Approvals”). Further to the terms of the Approvals, the issuance of the Bonds shall have the characteristics determined for such effects, and as set forth in the offer notice, the security and in the Prospectus (as defined herein below);

h)

it is the intention of the Issuer to issue the Bonds, and to place them through a public offer for the acquisition and exchange of the Debt Notes (the “Public Offer”), with the characteristics described in the respective offer notice, and the corresponding preliminary prospectus (the “Prospectus”), on a best efforts basis through the BMV;

i)

the financial information, description, either legal or from a businesswise, and any other information contained in the Prospectus and related to the Issuer and its subsidiaries, is true and complete with respect to the relevant issues to make an investment decision, or omit to state relevant information, or contains false relevant information or that may mislead the Bond investors, and complies with the provisions set forth in the General Provisions Applicable to Issuers of Securities and Other Market Participants (the “Disposiciones de Carácter General aplicables a las Emisoras de Valores y a otros Participantes del Mercado de Valores”) issued by the CNBV, and published in the Official Gazette of the Federation as of March 19, 2003, and its amendments (the “Sole Rules”);

j)

the financial statements contained in the Prospectus have been prepared in accordance with the norms of financial information, applied on a consistent basis, and duly reflect the consolidated financial position of the Issuer as of the dates stated in such financial statements;

k)

in order to carry out with the offer of the Bonds under best efforts basis, the Issuer wishes to hire the services of the Underwriters to assist the Issuer in structuring the offer procedures, the issuance and the Exchange of the Bonds for Debt Notes through the BMV;

l)

has designated Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte, as common representative (the “Common Representative”) for the holders of the Bonds, in accordance with the Mexican Securities Market Law;

m)

Mr. Humberto Javier Moreira Rodríguez has the necessary corporate authority to execute this Agreement on behalf of the Issuer, as provided in public deed number 47,526, dated as of September 4, 2009, issued by Mr. Juan Manuel García García, Notary Public Number 129 residing in San Pedro Garza García, Nuevo Leon, México, and duly recorded in the Public Registry Of Property and Commerce of the State of Nuevo Leon under commerce number 532*9, dated as of September 22, 2009, which authority has not been revoked or limited as of the date of this Agreement.

II. Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander hereby states through its legal representative, as of the date of this Agreement and as of the Date of the Offer, that:

a)

Is a company duly incorporated in accordance with the laws of the United Mexican States, as provided in public deed number 7765 dated as of April 27, 1973, issued by Mr. José G. Arce Cervantes, Notary Public Number 102 residing in the Federal District, and recorded in the Public Registry of Mexico City, Federal District, under number 23, page 32 volume 877, Book No. 3 of the Commerce Section, dated as of July 23, 1973, under the corporate name of “Inverméxico, S.A. de C.V., Casa de Bolsa”;

b)

Changed its corporate name to “Casa de Bolsa Santander Mexicano, S.A. de C.V.”, as provided in public deed number 52174 dated as of November 17, 2001, issued by Mr. Miguel Alessio Robles, Notary Public Number 19 residing in the Federal District, and recorded in the Public Registry of Mexico City, Federal District, under commercial number 4744, Commerce Section, and currently its corporate name is “Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander”, as provided in public deed number 3,251 dated as of May 2, 2006, issued by Mr. Ricardo Felipe Sánchez Destenave, Notary Public Number 239 residing in the Federal District, and recorded in the Public Registry of Mexico City, Federal District, under commercial number 4744,as of July 2, 2006;

c)

Is duly approved to act in its capacity of intermediary in the securities market, to execute this Agreement and to perform its obligations under this Agreement and under the applicable legal provisions;

d)

Desires to perform in favor of the Issuer the services described in this Agreement, including to act as assistant to the Issuer in obtaining the Approvals and any other additional authorizations that are necessary in connection with the Public Offer, the carry out with the Public Offer through the BMV, in accordance with the terms and conditions set forth in this Agreement, as well as to provide the information that is required under Clause Eighth of this Agreement, and has the capacity, experience, human financial and material resources to provide such services, and to obtain the necessary approvals;

e)

The execution and delivery of this Agreement and the performance by Santander of its obligations under this Agreement, is allowed by its by-laws and does not contravene such by-laws, nor any law or contractual provision binding upon or affecting Santander;

f)

this Agreement constitutes a legal, valid and binding obligation of Santander, enforceable against Santander under its terms, provided, however, that such enforcement may be affected in the event of a concurso mercantil or bankruptcy of Santander, as provided by Mexican Bankruptcy Law (Ley de Concursos Mercantiles);

g)

Messrs. Octaviano Carlos Couttolenc Mestre and Gerardo Manuel Freire Alvarado have the necessary corporate authority to execute this Agreement on behalf of Santander, as provided in public deed number 51 dated as of July 23, 2002, issued by Mr. Ricardo Felipe Sánchez Destenave, Notary Public Number 239 residing in the Federal District, and recorded in the Public Registry of Mexico City, Federal District, and under public deed number 53,818 dated as of July 15, 1998, issued by the Notary Public No. 19 residing in the Federal District, both duly recorded in the Public Registry of Commerce of Mexico City, Federal District, under commercial number 4744.

III. HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC, hereby states through its legal representative, as of the date of this Agreement and as of the Date of the Offer, that:

a)

It is a brokerage house duly incorporated in accordance to the laws of Mexico, as provided in public deed number 5,178 dated as of December 18, 1963, issued by Mr. Mario Garciadiego Foncerrada, residing in the Federal District, and recorded in the Public Registry of Property and Commerce of Mexico City, Federal District, under Book No. 3, volume 567, Page 364, and number 216 of the Commerce Section;

b)

Is duly approved to act in its capacity of intermediary in the securities market, to execute this Agreement and to perform its obligations under this Agreement and under the applicable legal provisions;

c)

Desires to perform in favor of the Issuer the services described in this Agreement, including to act as assistant to the Issuer in obtaining the Approvals and any other additional authorizations that are necessary in connection with the Public Offer, the carry out with the Public Offer through the BMV, in accordance with the terms and conditions set forth in this Agreement, as well as to provide the information that is required under Clause Eighth of this Agreement, and has the capacity, experience, human financial and material resources to provide such services, and to obtain the necessary approvals;

d)

The execution and delivery of this Agreement and the performance by HSBC of its obligations under this Agreement, is allowed by its by-laws and does not contravene such by-laws, nor any law or contractual provision binding upon or affecting HSBC;

e)

this Agreement constitutes a legal, valid and binding obligation of Santander, enforceable against HSBC under its terms, provided, however, that such enforcement may be affected in the event of a concurso mercantil or bankruptcy of HSBC, as provided by Mexican Bankruptcy Law (Ley de Concursos Mercantiles);

f)

that Mr. Fernando Paulo Pérez Saldívar has the necessary corporate authority to execute this Agreement on behalf of HSBC, as provided in public deed number 14,865, dated as of February 10, 2009, issued by Mr. Francisco Lozano Noriega, Notary Public Number 87 residing in Mexico City, Federal District, without recording information, which authority has not been revoked or limited as of the date of this Agreement.

IV. Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, integrante del Grupo Financiero Banamex hereby states through its legal representative, as of the date of this Agreement and as of the Date of the Offer, that:

a)

It is a brokerage house duly incorporated in accordance to the laws of Mexico, as provided in public deed number 31,198 dated as of October 4, 1971, issued by Mr. Joaquín Talavera Sánchez, Notary Public No. 50, residing in Mexico City, Federal District, and recorded in the Public Registry of Property and Commerce of Mexico City, Federal District, under number 288, page 320, volume 320, Book No. 3 of the Commerce Section;

b)

Is duly approved to act in its capacity of intermediary in the securities market, to execute this Agreement and to perform its obligations under this Agreement and under the applicable legal provisions;

c)

Desires to perform in favor of the Issuer the services described in this Agreement, including to act as assistant to the Issuer in obtaining the Approvals and any other additional authorizations that are necessary in connection with the Public Offer, the carry out with the Public Offer through the BMV, in accordance with the terms and conditions set forth in this Agreement, as well as to provide the information that is required under Clause Eighth of this Agreement, and has the capacity, experience, human financial and material resources to provide such services, and to obtain the necessary approvals;

d)

The execution and delivery of this Agreement and the performance by Accival of its obligations under this Agreement, is allowed by its by-laws and does not contravene such by-laws, nor any law or contractual provision binding upon or affecting Accival;

e)

this Agreement constitutes a legal, valid and binding obligation of Santander, enforceable against Accival under its terms, provided, however, that such enforcement may be affected in the event of a concurso mercantil or bankruptcy of Accival, as provided by Mexican Bankruptcy Law (Ley de Concursos Mercantiles);

f)

that Mr. Ignacio Gómez-Daza Alarcón has the necessary corporate authority to execute this Agreement on behalf of Accival, as provided in public deed number 52,854, dated as of April 12, 2005, issued by Mr. Roberto Núñez y Bandera, Notary Public No. 1 residing in Mexico City, Federal District, Mexico, which authority has not been revoked or limited as of the date of this Agreement.

V. Casa de Bolsa BBVA Bancomer S.A. de C.V., Grupo Financiero BBVA Bancomer hereby states through its legal representative, as of the date of this Agreement and as of the Date of the Offer, that:

a)

It is a brokerage house duly incorporated in accordance to the laws of Mexico, as provided in public deed number 38,387 dated as of September 10, 1973, issued by Mr. Fausto Rico Alvarez, Notary Public No. 6, residing in Mexico City, Federal District, and recorded in the Public Registry of Property and Commerce of Mexico City, Federal District, under number 84, page 82, volume 888, as of October 5, 1973;

b)

Is duly approved to act in its capacity of intermediary in the securities market, to execute this Agreement and to perform its obligations under this Agreement and under the applicable legal provisions;

c)

Desires to perform in favor of the Issuer the services described in this Agreement, including to act as assistant to the Issuer in obtaining the Approvals and any other additional authorizations that are necessary in connection with the Public Offer, the carry out with the Public Offer through the BMV, in accordance with the terms and conditions set forth in this Agreement, as well as to provide the information that is required under Clause Eighth of this Agreement, and has the capacity, experience, human financial and material resources to provide such services, and to obtain the necessary approvals;

d)

The execution and delivery of this Agreement and the performance by BBVA Bancomer of its obligations under this Agreement, is allowed by its by-laws and does not contravene such by-laws, nor any law or contractual provision binding upon or affecting BBVA Bancomer;

e)

this Agreement constitutes a legal, valid and binding obligation of Santander, enforceable against Accival under its terms, provided, however, that such enforcement may be affected in the event of a concurso mercantil or bankruptcy of BBVA Bancomer, as provided by Mexican Bankruptcy Law (Ley de Concursos Mercantiles);

f)

that Messrs. Ruy Halffter Marcet and Gonzalo Manuel Mañón Suárez have the necessary corporate authority to execute this Agreement on behalf of BBVA Bancomer, as provided in public deed numbers 87,082 and 87,099 dated as of August 28, 2006 and August 29, 2006, respectively, both issued by Mr. Carlos de Pablo Serna, Notary Public Number 137 residing in Mexico City, Federal District, and recorded in the Public Registry of Mexico City, Federal District under commercial number 4,498, dated as of September 7, 2006 and September 22, 2006, respectively, which authority has not been revoked or limited as of the date of this Agreement.

In accordance to the foregoing, the parties hereby agree to the following:

CLAUSES

FIRST. Placement. Subject to the terms and conditions set forth in this Agreement, the Issuer hereby entrusts the Underwriters, and the Underwriters hereby agree with the Issuer to place de Bonds, through the allotment mechanism described in the Prospectus, through a Public Offer, and in accordance with the Purchase Factor established in Clause Sixth herein.

The Underwriters hereby agree to conduct the placement of the Bonds in accordance with the applicable provisions of the Securities market Law, and the regulations issued under such law and currently in effect.

The parties hereby agree that the Public Offer of the Bonds shall commence as of the Date of the Offer (as such term is defined herein), in accordance with the approval issued by the CNBV.

SECOND. Placement on a Best Efforts Basis. Subject to the terms and conditions set forth in this Agreement, the Underwriters hereby agree to give their best efforts to effect the placement of the Bonds beginning from the Date of the Offer and until de Termination Date of the Offer (as such term is defined in the Prospectus), in accordance with the Purchase Factor, established in Clause Sixth herein.

THIRD. Exchange. Santander and HSBC shall be obligated to exchange the Bonds for the Debt Notes described in the Prospectus that participate in the Public Offer in accordance with their terms (the “Exchange”).

FOURTH. Date of the Offer. Subject to the terms and conditions set forth in this Agreement, the parties hereby agree that the Public Offer shall commence on November 11, 2009 (the “Date of the Offer”) and shall be in effect until the Termination Date of the Offer.

Subject to the conditions set forth in this Agreement, HSBC hereby agrees to carry out the registry transaction (cruce) of the Bonds in the BMV on December 10, 2009.

FIFTH. Transfer. Subject to the terms and conditions set forth in this Agreement, the Underwriters, through HSBC, shall deliver the Debt Notes obtained during the Exchange (the “Transfer of the Debt Notes”), on December 15, 2009 (the “Transfer Date”). The Underwriters, through, shall deliver the Bonds in accordance with the distribution plan contained in the Prospectus.

The Issuer hereby agrees to make available to the Underwriters, through HSBC or S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), in the case of the later if it was agreed by the parties, the certificate representing the Bonds, not later than 9:00 a.m. (Mexico City Time) on the Transfer Date, for its deposit to the account kept by HSBC at Indeval.

SIXTH. Purchase Factor. The Bonds shall be placed among authorized investors in accordance with the Purchase Factor (as such term is defined in the Prospectus), further to the provisions set forth in the Prospectus.

SEVENTH. Fees. Subject to the conditions set forth in this Agreement, the Issuer hereby agrees to pay fees to the Underwriters as described herein, on March 30, 2010 (the “Payment Date”):

i)

Together to Santander and HSBC, 2.0% (two percent) over the difference between the total amounts placed minus the amount effectively placed by Accival and BBVA, plus 0.50% (cero point five percent) over the amount effectively placed by Accival and BBVA. To the resulting amount, the corresponding value added tax shall be added;

ii)	To Accival and BBVA Bancomer respectively, 1.50% (one point five percent) over the amount effectively placed by each of them, adding the corresponding value added tax,

as sole consideration for the obligations assumed by the Underwriters under this Agreement (the “Fees”).

Provided, however, that the amount placed shall be understood as the result of multiplying the face value of the Bonds times the number of Bonds effectively placed in the Date of the Offer.

The Issuer hereby agrees to pay to the Underwriters the agreed amounts as Fees, within the 3 (three) business days following the Payment Date, not later than 11:00 hours (Mexico City Time), through a bank deposit to Santander, and Santander shall distribute the corresponding amounts to the other Underwriters.

EIGHTH. Prospectus and Notices; Information.

(a) The parties hereby agree that the Underwriters, for purposes of conducting the Public Offer, shall use exclusively the Prospectus approved by the CNBV with respect to the Public Offer, as such Prospectus will be made available by the Issuer to them, either physically or electronically, for purposes of such Public Offer. The Underwriters shall only distribute such Prospectus within Mexico.

(b) The Issuer hereby issues its consent in order to, if it becomes necessary, any of the Underwriters may publish the notice of the offer and the placement notice in Emisnet a service of the BMV and, in the newspapers of wide distribution in Mexico, with the previous consultation with, and agreement of, the Issuer with respect to their terms at the dates that are more convenient for the parties.

(c) The Underwriters hereby agree to inform the CNBV, Indeval and BMV, with at least one (1) business day prior to the Transfer Date, or the time in advance determined by the CNBV, as well as the amount, the subscription date and the maturity date of the Bonds. In order to make such notices, the Issuer hereby agrees to make available to the Underwriters the public information that the Underwriters may reasonably require. The parties hereby agree that the placement of the Bonds shall only take place if the notice described above was made, and the CNBV had approved the terms of the placement notice.

(d) The Underwriters hereby agree to inform in writing to the Issuer, within the two (2) business days following the end of the placement of the Bonds, the results of the Public Offer, including the number of purchasers of the Bonds, as well as the distribution of them. In the same manner, the Underwriters hereby agree to inform such results to the CNBV and to BMV, within five (5) business days following the end of the placement of the Bonds.

NINTH. Resolutory Conditions. The parties hereby agree that, if any of the following events occurs before the Termination Date of the Offer, the obligations of the parties set forth herein shall be resolved (except if the applicable condition were cured by the Underwriters):

a)

If the Issuer or the Underwriters, either by law or by order issued by competent authority, are prevented from placing or agreeing to the terms of the Bonds, in the terms set forth in this Agreement and in the actual text of the Bonds;

b)	If force majeure events prevent the placement of the Bonds, or materially affect the Underwriters or the Issuer;

c)	If there are abnormal or disorderly situations with respect to the securities markets in general, which prevent the placement of the Bonds;

d)	If the Issuer fails to comply with its obligation to make available to the Underwriters and Indeval, the certificates representing the Bonds in accordance with Clause Fifth above;

e)	If the parties does not execute the document containing the applicable terms and conditions of the Bonds (which can be the placement notice of the Bonds duly signed by the parties);

f)	In the event of suspension or cancellation of the registration of the Bonds in the RNV or in BMV, or if the Approvals are not longer in effect;

g)

In the event of commencement of certain acts towards concurso mercantil, bankruptcy, liquidation or dissolution of the Issuer; or in the event of concurso mercantil, bankruptcy, liquidation or dissolution of a subsidiary of the Issuer, which has a materially adverse effect on the financial position of the Issuer, or in the event that a legal action is commenced against the Issuer or its subsidiaries, and the nature of such action prevents their normal operations, or the compliance with the obligations of the Issuer under the terms of the Bonds;

h)

In the event that the financial, legal or accounting situation of the Issuer, presents material adverse differences than the conditions that the Underwriters were aware, and were included in the Prospectus;

i)

In the event that there are economic or political events, or events of any nature, that given their importance, prevent, affect or restrict in a material way the ability of the Underwriters to comply with their obligations set forth herein; and

j)	If, by any reason, the Common Representative is unable to act in such capacity, and a new common representative is not appointed to replace the Common Representative to perform its duties.

The obligations of the Underwriters shall terminate, and the Underwriters shall be released from performing such obligations, as if such obligations were never existed, if any of the resolutory conditions set forth above are met (and such events were not cured or amended by the parties).

The Underwriters may cure or amend any of the above mentioned resolutory conditions by written notice to the Issuer.

The parties hereby agree that in the event that any of the resolutory conditions occur, the obligations of the Issuer to reimburse to the Underwriters the expenses agreed to be reimbursed in Clause Tenth in accordance to the terms of such Clause Tenth, as well as the indemnification obligations assumed by the Issuer in accordance with Clause Eleventh, shall continue in effect, except in the event that the resolutory condition was caused by acts that are not imputable to the Issuer.

TENTH. Expenses. With respect to the execution and delivery of this Agreement, and the placement of the Bonds, the Issuer hereby agrees to pay all the expenses and fees, including, without limitation, the publications of the notices of public offer related to the Public Offer, the expenses in connection with obtaining the Approvals, expenses payable to CNBV, BMV or Indeval, as well as the expenses of the officers of the Issuer that will attend meetings with potential investors and any other related expenses, as well as the reasonable and documented attorney’s, tax, and accounting fees incurred by the Underwriters.

Such expenses and fees shall be paid by Issuer to the party that is entitled to them, not later than ten (10) business days following the delivery of a written statement that complies with the applicable fiscal provisions.

The obligation assumed by Issuer pursuant to this Clause shall be in force and effect, even that the obligations of the Underwriters are terminated or resolved under the terms of this Agreement.

ELEVENTH. Indemnification. (a) The Issuer hereby agrees to indemnify and hold harmless each Underwriter and the financial institutions that form the same financial group in Mexico, and that the Underwriters may be part of such financial group, whose holding company are Grupo Financiero Santander, S.A.B. de C.V., Grupo Financiero HSBC, Grupo Financiero Banamex, Grupo Financiero BBVA Bancomer, and any member of the economic group identified as Banco Bilbao Vizcaya Argentaria, S.A., respectively (together, the “Affiliates”), as well as the directors, officers and employees of the Underwriters and their Affiliates, including any person in Mexico that controls the Underwriters or their Affiliates, from and against any claim, proceeding, judgment or lawsuit against any of them, in connection with the execution and delivery of this Agreement or the performance by the Underwriters of their obligations under this Agreement, or as a result of their acts under this Agreement and the applicable law with respect to the Public Offer, or derived from: (i) any omission or untrue or misleading statement by the Issuer contained in the Prospectus, and (ii) any omission, or untrue or misleading statement by the Issuer that is contained in this Agreement or in any material or document prepared by the Issuer. Consequently, the Issuer hereby agrees to pay and reimburse to the Underwriters, their Affiliates, and their shareholders, directors, officers and employees, as well as any person in Mexico that controls any Underwriter and Affiliates, respectively in the event any of them incurs in expenses (including reasonable and documented attorney’s fees and expenses), or suffers a loss in connection with a claim, judicial procedure, lawsuit commenced against the Underwriters, their Affiliates, their shareholders, directors, officers or employees, as well as any person in Mexico that controls any Underwriter and Affiliates, in connection with the acts or facts mentioned herein, or in connection with such omissions or untrue or misleading information, unless such losses or expenses were caused by the fault, bad faith or willful misconduct of the Underwriters, their Affiliates, or their directors, officers, employees, legal representatives or advisers, as well as any person in Mexico that controls any Underwriter and Affiliates, which are determined by a judge or court of competent jurisdiction in a definitive judgment not subject to appeal.

The obligations that each of the Underwriters are assuming pursuant to this Agreement are individual, and not joint obligations, consequently, the non-performance of the obligations by any of the Underwriters shall not imply the non performance of the obligations by the other Underwriters.

The obligation assumed by the parties pursuant to this Clause shall continue to be in force and effect, even if this Agreement is terminated or the obligations of the parties are terminated or resolved under the terms of this Agreement.

TWELFTH. Term of this Agreement. This Agreement shall become effective upon the Date of the Offer, and shall terminate in the date in which all the parties have complied with their obligations under this Agreement, unless the Agreement is resolved in accordance with the terms of Clause Eighth above, or in the event of default of any obligation set forth in this Agreement.

The obligations assumed by the Issuer in accordance with Clause Ninth and Tenth above, shall remain effective, notwithstanding the provisions set forth in the last paragraph, and under the terms set forth in such Clauses.

THIRTEENTH. Notices. All notices and communications that the parties are required under this Agreement must me in writing, sent by certified mail, return receipt requested, fax or by any other mean that assures the receipt by the addressee, addressed to the domiciles set forth below. The notices and communications shall be directed to the following addresses or fax numbers, as the case may be:

CEMEX, S.A.B. de C.V.:

Avenida Ricardo Margain #325

Colonia Valle del Campestre

San Pedro Garza García, N.L. México C.P. 66265

Fax: (81) 8888 – 4432

Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander:

Prol. Paseo de la Reforma No. 500, Módulo 110, Colonia Lomas de Santa Fe,

México, Distrito Federal, 01219

Fax: (55) 5261 – 5162

HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC:

Paseo de la Reforma #347, Piso 15

Colonia Cuauhtémoc

México, Distrito Federal, 06500

Fax: (55) 5721 – 3403

Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, integrante del Grupo Financiero Banamex:

Actuario Roberto Medellín No.800, Piso 5 Norte,

Colonia Santa Fe,

México, Distrito Federal, 01210, México

Fax: (55) 2226-7651

Casa de Bolsa BBVA Bancomer S.A. de C.V., Grupo Financiero BBVA Bancomer:

Montes Urales 620 piso 2

Col. Lomas de Chapultepec

México, Distrito Federal, C.P. 11000

Fax: (55) 5201 – 2054

FOURTEENTH. Prior Agreements. This Agreement contains the agreement of the parties with respect to the rights and obligations that each of them are obtaining or assumed, as the case may be, with respect to the subject matter of this Agreement, superseding any other agreement or understanding, either oral or written, entered by the parties with respect of such subject matter.

FIFTEENTH. Confidentiality. The parties hereby agree that their officers and employees shall keep confidentiality with respect to the information and documents received by them in connection with the underwriting of Bonds. Under the same terms, the parties hereby agree that their employees, subsidiaries and affiliates shall abstain from disclosing the information delivered to them as confidential.

The foregoing, unless in the event that such information and documentation (i) is or becomes available to the public, other than as a result of a disclosure by the Underwriters or the Issuer or their representatives, officers or employees in breach of this section; (ii) has become available to the Issuer or the Underwriters, on a non-confidential basis from a source that has the right or is authorized to disclose such information; (iii) is available to the Underwriters or the Issuer on a non-confidential basis prior to disclosure under this Agreement, (iv) the parties agree that the information may be disclosed; (v) was prepared by any officer, employee or agent of the Underwriters without reference or use of the confidential information, and (vi) in the event of a request of information issued by competent authorities, and if the information should be included in the Prospectus in accordance with the Mexican Securities Market Law, the Credit Institutions Law and any other applicable legal provision.

SIXTEENTH. Governing Law. This Agreement shall be governed and construed in accordance with the applicable laws of Mexico, Federal District, Mexico.

SEVENTEENTH. Jurisdiction. For the interpretation and enforcement of this Agreement, the parties hereby agree to submit themselves to the jurisdiction of the competent courts sitting in Mexico City, Federal District, Mexico, and hereby waive any other forum that may correspond to them by reason of their current or future domiciles, or by any other reason whatsoever.

The parties are in agreement with the contents of this Agreement, and the parties hereby execute five (5) counterparts, in Mexico City, Federal District, Mexico, as of December 3, 2009.

[SIGNATURE PAGES FOLLOW]

CEMEX, S.A.B. de C.V.

/s/ Humberto Javier Moreira Rodríguez

Humberto Javier Moreira Rodríguez

Attorney-in-fact

Casa de Bolsa Santander, S.A. de C.V.,

Grupo Financiero Santander

/s/ Octaviano Carlos Couttolenc Mestre

Octaviano Carlos Couttolenc Mestre

Attorney-in-fact

/s/ Gerardo Manuel Freire Alvarado

Gerardo Manuel Freire Alvarado

Attorney-in-fact

Page Number 20 (only for signatures) of the Underwriting Agreement of Mandatory Convertible Bonds into Ordinary Participation Certificates, Representing Shares of Stock of CEMEX, S.A.B. de C.V., dated as of December 3, 2009.

HSBC Casa de Bolsa, S.A. de C.V.,

Grupo Financiero HSBC

/s/ Fernando Pérez Saldívar

Fernando Pérez Saldívar

Attorney-in-fact

Acciones y Valores Banamex, S.A. de C.V.,

Casa de Bolsa, Integrante del Grupo Financiero Banamex

/s/ Ignacio Gómez-Daza Alarcón

Ignacio Gómez-Daza Alarcón

Attorney-in-fact

Casa de Bolsa BBVA Bancomer, S.A. de C.V.,

Grupo Financiero BBVA Bancomer

/s/ Ruy Halffter Marcet

Ruy Halffter Marcet

Attorney-in-fact

/s/ Gonzalo Manuel Mañón Suárez

Gonzalo Manuel Mañón Suárez

Attorney-in-fact

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 861/2010 issued as of January 25, 2010, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of the Underwriting Agreement of Mandatory Convertible Bonds into Ordinary Participation Certificates, Representing Shares of Stock of CEMEX, S.A.B. de C.V., dated as of December 3, 2009. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of March 11, 2010

/s/ DAVID A. GONZALEZ VESSI

DAVID A. GONZALEZ VESSI